Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RF Industries, Ltd. of our report dated December 20, 2019 on our audits of the consolidated financial statements of RF Industries, Ltd. as of October 31, 2019 and 2018, and for the years then ended, which report is included in the Annual Report on Form 10-K of RF Industries, Ltd. for the year ended October 31, 2019.

/s/ CohnReznick LLP

Jericho, New York

September 14, 2020